Exhibit 10.1
Credit Facility Agreement

Reduced Revolving Line of Credit of up to RMB 80,000,000

The Borrower: Jinzhou Halla Electrical Equipment Co., Ltd.
The Lender: Bank of China (Jinzhou Tiebei Branch)

1.	Scope of Business

Subject to the terms of this Credit Facility Agreement (the “Agreement”) and separate agreements to be entered into by the Borrower and Lender (collectively, the “Parties”), Lender hereby agrees to make loans to the Borrower for purposes of RMB short-term loan and foreign currency short-term loan, etc.

2.	Types of Loan and Commitment Amount

The Lender hereby grants to the Borrower the following line of credit of up to RMB 80 million:

(i)	RMB Short-Term Loan: RMB 30 million

(ii)	Bank’s Credit: RMB 20 million

(iii)	Commercial Invoice Discount: RMB 30 million

3.	Use of the Loans

Within the term of the Agreement as specified in Section 5, the Borrower may use the loans in a revolving way up to the amount as provided under Section 2.

4.	Separate Agreements Required:

The Parties shall enter into a separate agreement as follows each time advances are made pursuant to this Agreement:

4.1	For RMB Short-Term Loan: RMB Loan Agreement (Short Term)

4.2	For Bank’s Credit: Bank’s Credit Agreement

4.3	For Commercial Invoice Discount: Domestic Commercial Invoice Discount Agreement and Application for Commercial Invoice Discount

5.	Term of the Agreement

The term of this Agreement shall commence from the date as specified under Section 19 and expires on August 8, 2007;

The term of this Agreement shall not be extended automatically. The term of this Agreement may be extended upon a written approval by the Lender of the Borrower’s application for extension and satisfaction of security interest provided by the Borrower. The written agreement on extension shall provide a new term of the loans.

6.	Conditions Precedent on Extending Credit Facility:

The obligation of the Lender to extend any credit facility under this Agreement is subject to the satisfaction of the following conditions by the Borrower:

6.1	Submit an application for the specific type of loan to the Lender before the expiration date of the Agreement under Section 5;

6.2	Reserve and execute relevant corporate documents, record, seal, lists of personnel, sample of signature, etc.;

6.3	Set up accounts necessary for drawing credit facility as required by the Lender; and

6.4	Complete all necessary legal and administrative procedures and submit to the Lender copies or appropriate photocopies of documents concerned.

7.	Obligations of the Lender

Pursuant to the Agreement and respective agreements, promptly process applications for loans from the Borrower.

8.	Obligations of the Borrower

8.1	Timely payment of all necessary fees pursuant to the Agreement and respective specific agreements;

8.2	Timely payment of all debts, including but not limited to, principals, interests, fees pursuant to the Agreement and respective specific agreements.

9.	Security Interest: with respect to obligations arising from this Agreement and/or specific agreements, the Parties hereby agrees to adopt the following ways of guarantee:

9.1	The Borrower provides mortgage to secure the fully payment of its obligation under the Agreement and signs the Agreement on Mortgage of the Highest Amount;

9.2
If the Lender believes that the occurrence of certain events could affect adversely the capacity of the Borrower or the Mortgagor to perform the Agreement or result in insufficiency of collateral, the Lender shall have the right to request the Borrower to provide additional collaterals to secure the Lender’s interests.

10.	Representations and Warranties

10.1
The Borrower is duly organized, validly existing and in good standing under Chinese laws, and is duly qualified to conduct business and the performance of this Agreement and respective specific agreements is within the Borrower’s powers;

10.2	All documents, financial statements, and other materials provided by the Borrower to the Lender pursuant to this Agreement and specific agreements are true, complete, accurate and valid;

10.3	The business conducted by the Borrower is legitimate, not for the purpose of money laundry;

10.4	The Borrower hereby covenants:

(i)	To provide the Lender financial statements on a regular basis (including, but limited to, annul, quarterly and monthly reports) and other related materials;

(ii)	To immediately inform the Lender of any material change of the Borrower which would affect the Borrower’s financial status or capability to perform its obligations pursuant to this Agreement;

(iii)	Not to enter into any merger, acquisition, reorganizes, or joint venture, etc. without written consent from the Lender;

11.	Adjustment or Termination of the Line of Credit: the Lender shall have the right to adjust or terminate the line of credit at, if any of the following events occurs:

11.1	Occurrence of Events of Default under Section 12;

11.2	The Lender believes there is material negative news with regard to the market or of the industry that the Borrower is engaged in;

11.3
The Lender believes that certain restrictive policies or laws enacted by the domestic government, foreign governments or international organizations have or could have material adverse impact on the industry that the Borrower is engaged in.

12.	Events of Default

12.1	The occurrence of any of the following will constitute an Event of Default by the Borrower:

(i)	The Borrower fails to pay when the payment is due under the Agreement or any other specific agreements;

(ii)	The Borrower uses the proceeds of the loan for purposes outside of the scope as agreed upon by the Parties under the Agreement and specific agreements;

(iii)	Any representation furnished by Borrower proves to be incorrect or the Borrower breaches any of its representations/warranties;

(iv)	The Borrower breaches other obligations contained in the Agreement or specific agreements.

12.2	In the event of 12.1(i), the Lender is entitled to take one or all of following actions:

(i)	Without any prior notice to the Borrower, declare the principal of and accrued interest on the loans, and any other amount payable due immediately and payable in full;

(ii)	Without any prior notice, deduct payment (including principal, interests, fees, etc) due directly from any accounts the Borrower has with the Lender;

(iii)	Other action deemed necessary by the Lender.

13.	Change of Exchange Rate - Borrower takes the risk of the change of exchange rates

14.	Others

14.1	Without prior written consent from the Lender, the Borrower shall not assign any rights or obligations under the Agreement to a third party;

14.2
The Borrower acknowledges that Lender is entitled to assign and delegate rights or obligations under the Agreement to other branches of Bank of China if necessary. Upon the Lender’s authorization, any other branch of Bank of China is entitled to all rights under the Agreement, including but not limited to, the right to file claims with a court or submit disputes under the Agreement to certain arbitral institutions.

15.	Reservation

Failure to exercise any rights under the Agreement by the Lender does not constitute waiver of such rights.

16.	Amendment, Termination and Interpretation of Contract

16.1
In the absence of provisions to the contrary, the Agreement may be amended, supplemented or terminated based on mutual agreement between parties. This Agreement, together with any amendments or supplements, constitutes the entire agreement of the parties;

16.2	Any unenforceable provision of the Agreement will not affect the enforceability of all the remaining provisions of the Agreement.

17.	Dispute Settlement

17.1	The Agreement will be governed by laws of People’s Republic of China;

17.2
Disputes, which cannot be settled through consultation shall be adjudicated by the court in the jurisdiction where Lender or the branch of Bank of China that exercises the rights and obligations under the Agreement domiciles.

18.	Notarization: no notarization is required under the Agreement

19.	Effectiveness of the Agreement - the Agreement is executed as of the date when both parties sign and attach the seals to the Agreement. There are two official copies of the Agreement.

20.	Special Note:

The Parties have conducted sufficient negotiations on the terms of the Agreement and  other specific agreements. Lender has informed and explained all terms to Borrower.

Jinzhou Halla Electrical Equipment Co., Ltd.
/s/ Yuncong Ma
Seal
August 21, 2006

Bank of China (Jingzhou Tiebei Branch)
/s/ Jun Wang
Seal
August 21, 2006